SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      April 30, 2002
(Date of earliest event reported)  (April 30, 2002)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

Item 5.  Other Events

On April 30, 2002, the Registrant issued the following press release:

CTC Communications Group Reports Record Revenue and Operating Results for the Quarter Ending March 31, 2002



Quarterly Highlights

Quarterly Revenue of $83.1 million
Seventeenth Consecutive Quarter of Revenue Growth
On-Net Revenue Increased More Than 200% Over the Prior Year
$3.8 Million Sequential EBITDA Improvement
EBITDA positive for the Month of March
370 Basis Point Sequential Margin Improvement to 23.7% of Revenue
Selling, General and Administrative Expenses (exc. Depreciation) at 24.8% of Revenue
More than 1,100 Customer Locations Added to PowerPath(R) Network


Waltham, MA, April 30, 2002-CTC Communications Group (NASDAQ NM: CPTL)- today reported record results for the March quarter and reaffirmed the strength of its business model to expand margins and fuel the Company's rapid movement towards profitability, which the Company expects to achieve in 2003.

For the quarter ended March 31, 2002, the Company reported revenues of $83,085,000, a 23% increase over the $67,621,000 for the quarter ended March 31, 2001 and a 5% increase over the $79,139,000 reported for the quarter ended December 31, 2001. Revenue from the Company's PowerPath(R) Network increased 28% sequentially to $13 million in the current quarter. The Company ended the March 2002 quarter with approximately 607,000 access line equivalents (ALEs), which represents a 23% increase over the March 2001 quarter end.

For the quarter ended March 31, 2002, the Company reported margin as a percent of revenue at 23.7% which represents a 370 basis point improvement from the December 31, 2001 quarter and a 550 basis point improvement from the quarter ended March 31, 2001.

The Company reported an EBITDA loss of $923,000, a $3.9 million sequential improvement from the December 31, 2001 quarter, which represents one of the largest improvements in the history of the Company. The Company was EBITDA positive for the month of March and expects to be EBITDA positive for the full June quarter.

The Company reported a net loss to shareholders of $36.4 million ($1.34 per share) for the quarter ended March 31, 2002, as compared to $42.4 million ($1.57 per share) for the quarter ended December 31, 2001.

Robert Fabbricatore, Chairman and Chief Executive Officer of CTC Communications Group, commented "CTC continues to achieve solid results in our first fiscal quarter despite a very challenging operating and economic environment. We believe that CTC is one of the strongest telecom players in our marketplace and that strength continues to be evidenced this quarter by strong top line growth, and more importantly, exceptional margin growth, most of which falls to the EBITDA line confirming the strength of our business model."

Fabbricatore continues, "On a sequential basis, CTC's revenue grew by almost $4 million, which is an outstanding accomplishment in these economic times, while notably our margin increased significantly by more than $3.8 million. This was partially fueled by the addition of over 1,100 customer locations to the PowerPath(R) Network, of which approximately 50% were existing customers and the balance were new customer relationships for CTC, many of which are substantially larger organizations. These migrated customers realize significant reductions in their telecom expenses and at the same time CTC benefits by realizing incremental margins that more than double to 60% and greater."

"The Company has also been focused on taking advantage of the investment it has made in its fiber assets. By migrating our customers from expensive leased circuits to CTC owned fiber facilities, we will ultimately save more than $1 million per month in operating leases and other expenses currently included in our cost of sales. This initiative is scheduled to be substantially complete in June, and while it contributed to our March quarter margin improvement, the full benefit of the program will not be realized until the September quarter."

Steve Milton, President and Chief Operating Officer stated, "Due to the outstanding efforts of our 700 employees, CTC's operating metrics continue to be exceptional. We now average over $2 million of annualized revenue per Account Executive and more than $470,000 per employee. When you combine this exceptional production with the systems and processes developed by CTC over the 17 years that we have operated in the local telecom environment, the end result is an SG & A expense that is less than 25% of revenue. These efficiencies are also reflected on our balance sheet, where our accounts receivable stands at 50 Days Sales Outstanding (DSO). These are important aspects of running an efficient business and why we turned EBITDA positive on margins of 25% for the month of March."

Fabbricatore concluded, "It was a substantial achievement to reach EBITDA positive during the March quarter and it is not a one time achievement. The basis for these results are recurring revenues and margins that will continue to increase by the positive steps the Company is taking in 2002. CTC is in the early stages of migrating our customers to the PowerPath(R) Network, with approximately 16% of our access lines on net today. We have validated the scalability of our technology with our recent milestone of over one million minutes of daily voice traffic passing through our softswitch technology. During the balance of 2002, we will continue to add local dial tone to more regions in our existing footprint, giving the Company the opportunity to add and migrate larger numbers of customers and revenue dollars to the PowerPath(R) Network. Over the course of 2002, CTC will initiate projects that include increasing margins on our off-net products through the utilization of more advantageous tariffs and pricing. In addition, CTC will introduce technology to substantially reduce the capital required by our core switching elements while simplifying network operations. This network is more labor and capital efficient than networks utilizing legacy circuit switches, and we are only beginning to see those efficiencies. In March, we announced new and restructured vendor financing as well as amended bank covenant levels that will allow CTC to execute its strategy. During the past four years CTC has focused on achieving three major objectives: providing exceptional customer service, preserving and expanding CTC's customer base of medium to larger sized businesses and utilize the best available technology to provide products and services for
those customers.   Throughout the balance of 2002, CTC will continue to
focus its financial, capital and human resources on improving revenues, margins and operating results. The continued focus on executing our business plan will further CTC's position as the preeminent integrated communications carrier in the Northeast."

-- March 31, 2002 Revenue and EBITDA Analysis --

For the quarter ended March 31, 2002 total revenue increased approximately $3.9 million sequentially. On-net revenue increased $2.9 million to $13 million for the quarter, reflecting the Company's focus towards on-net revenue growth through the acquisition of new customers and the migration of existing customers to the Company's PowerPath(R) Network.

Revenues from local services were $45.9 million, which represents a $1.6 million sequential increase. The Company continued to offset negative economic pressures on its account base with the generation of new business relationships. In addition, revenue per line increased marginally from the December quarter.

Toll revenues for the quarter decreased approximately $375,000 sequentially to $17.6 million for March 2002 quarter. While revenues decreased slightly, actual usage minutes increased, reflecting the continued migration of customers to our network, where customer cost per minute declines, but Company margins improve.

Data revenues for the quarter increased from $16.9 million in the December quarter to $19.6 million in the March 2002 quarter, or 16% sequentially, due to continued strong demand for Internet and Frame Relay services available from the Company's PowerPath(R) Network.

Margin for the quarter increased from 20.0% in the December quarter to 23.7% in the March 2002 quarter, representing a 370 basis point increase. This increase is due primarily to the continued migration of customers onto our PowerPath(R) Network, the roll out of local dial tone services to more of the existing Company footprint, the early effects of the Company's initiative to migrate existing customers onto its owned fiber facilities, and the increase in revenue per access line.

Selling, general and administrative expenses (SG&A), excluding depreciation and amortization, increased from $20.3 million (which included a $700,000 charge for consolidation of collocation sites) in the December quarter to $20.6 million in the March quarter. The Company's SG&A was 24.8% of revenue, which we believe is the lowest in the telecom sector.

EBITDA losses decreased from $4.8 million in the December quarter to $923,000 in the March quarter, primarily due to the increases in revenue and margin mentioned above.

Net losses, including preferred stock dividends and accretion costs, decreased from $42.4 million ($1.57 per share) in the December 2001 quarter to $36.4 million ($1.34 per share) in the March 2002 quarter, primarily through reduced EBITDA losses and lower interest expenses, off set by slightly higher depreciation.

Investor Conference Call

The Company will host its March 2002 Quarter investor conference call on Tuesday April 30, 2002 at 1:15 PM Eastern Time.

There will be an initial presentation by management and then the lines will be opened for questions and answers. Topics will include operating results for the quarter as well as other appropriate subjects.

In addition to the standard call in procedure, this Investor Conference Call will be audio broadcast live over the Internet for those who would like to participate via this medium. It should be noted that the Internet audio broadcast is listen only and there is no capability to ask questions.

To participate via the traditional dial in conference call, please call 877-797-1768 and ask for the CTC Communications Group Conference call. The call will start promptly at 1:15 PM Eastern Time.

To participate via the audio broadcast on the Internet, please access www.ctcnet.com, follow the link on the home page and register for the call.

For those unable to participate, the conference call will be replayed through May 7, 2002. Please call 877-519-4471 and use PIN# 3240496 for the replay. Replay will also be available under the Investor Relations section of CTC's website at www.ctcnet.com.

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network, called the PowerPath(R) Network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.


The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the attainment of EBITDA positive, free cash flow and net income positive results, improved margins, network and fiber deployment plans and schedules, revenue growth, resale customer movement to the network, network applications and services development and deployment, financial results, operating metrics expectations, reduced operating costs, and the effects of the current economic conditions. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-K. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

                                 #	#	#

Finance Contact:	John Pittenger		Media Contact:	Alan Russell
		CTC Communications				CTC Communications
		781-466-1302  (t)					781-522-8731 (t)
		pitt@ctcnet.com				arussell@ctcnet.com
		www.ctcnet.com					www.ctcnet.com



                      CTC Communications Group, Inc.
                         Statements of Operations
                                             Three months ended March 31,
                                                  2002		2001
Revenues:					       $  83,084,944     $    67,621,144
Costs and expenses:
     Cost of telecommunication revenue        63,410,727          55,344,185
         (excluding depreciation)
     Selling, general and administrative      20,597,167          21,199,766
     Depreciation and amortization            24,042,371          16,634,236
Total costs and expenses			   108,050,265          93,178,187
Loss from operations		               (24,965,321)        (25,557,043)
Interest income/(expense), net                (6,222,409)         (3,391,610)
Net loss				               (31,187,730)        (28,948,653)
Preferred stock dividends and accretion        5,223,994           4,754,609
Net loss applicable to common stockholders  ($36,411,724)       ($33,703,262)
EBITDA					            (922,950)         (8,922,807)
Loss per common share:
            Basic and diluted			        ($1.34)             ($1.26)
Shares in computing loss per common share
            Basic and diluted	                27,187,334           26,660,889
                         CTC Communications Group, Inc.
                                  Balance Sheet

                                           March 31,		December 31,
                                             2002			2001
Assets
     Cash and cash equivalents		 $49,578,554 		 $66,289,140
     Restricted cash - current		     375,000 		     550,000
     Accounts receivable, net			  45,113,664 		  47,059,065
     Other current assets			   6,582,426 		   4,762,692
          Total current assets		 101,649,644 		 118,660,897
     Property and equipment, net		 220,523,981 		 230,325,297
     Other assets					  13,990,081 		  11,502,131
     Restricted cash - noncurrent		   7,125,000 		   6,950,000
      Total assets				$343,288,706 		$367,438,325

Liabilities and Stockholders' Deficit
     Capital leases/ notes payable		 $29,479,457		 $36,390,724
     Accounts payable and accrued expenses  72,717,878 		  61,294,062
          Total current liabilities		 102,197,335 		  97,684,786
     Capital leases long term			  61,388,676 		  60,324,538
     Notes payable long term			 225,000,000 		 225,000,000
     Other						     871,096 	         2,665,710
          Total long term liabilities	 287,259,772 		 287,990,248

     Series B preferred stock			 228,036,354 		 222,812,360
      Stockholders' deficit			(274,204,755)		(241,049,069)
 Total liabilities and stockholders'
  deficit						$343,288,706 		$367,438,325

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 30, 2002.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration